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                                                                   EXHIBIT 5 (b)

                                   Specimen

              Certificate                                Number of
                Number                                    Shares
                  1                                         900


                                   Van Kampen
               Merritt Pennsylvania Value Municipal Income Trust
          Organized under the laws of the Commonwealth of Pennsylvania
                            Auction Preferred Shares
                         $50,000 Liquidation Preference

                                                           Cusip No.  92112T-108

         This certifies that Cede & Co. is the owner of nine hundred fully paid and non-assessable preferred shares of beneficial interest, par value $.01 per shares, liquidation preference $50,000 per share, designated Auction Preferred Shares, of Van Kampen Merritt Pennsylvania Value Municipal Income Trust for (the "Fund") transferable only on the books of the Fund by the holder hereof in person by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the registrar and transfer agent.

         In witness whereof the said Fund has caused this Certificate to be signed by its duly authorized officer and its corporate seal to be hereunto affixed this XX day of XXXX, A.D. XXXX.


     Bankers Trust                                Van Kampen
    As Registrar and           Merritt Pennsylvania Value Municipal Income Trust
     Transfer Agent

(illegible signature)      (illegible signature)     (illegible signature)
--------------------       --------------------      --------------------
Authorized Signature            President             Assistant Secretary

         TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS SPECIFIED IN THE CERTIFICATE OF VOTE OF THE FUND AND IN THE MASTER PURCHASER'S LETTER, COPIES OF WHICH ARE FILED WITH THE SECRETARY OF THE FUND.

         THE FUND WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OR SERIES THEREOF WHICH IT IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE FUND.

         NOTICE IS HEREBY GIVEN THAT THIS CERTIFICATE REPRESENTING THE AUCTION PREFERRED SHARES, AND THE OBLIGATIONS ARISING OUT OF THE ISSUANCE
AND SALE OF THE AUCTION PREFERRED SHARES, ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS OR SHAREHOLDERS INDIVIDUALLY BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE FUND.

         For value received, ______________ does hereby sell, assign and transfer unto __________________ shares of the Auction Preferred Shares, represented by the within Certificate, and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the said shares of beneficial interest on the books of the within named Fund with full power of substitution in the premises.

Dated: ___________, 19

In presence of

_____________________________________    __________________________________